EXHIBIT 99.1

Investor Presentation March 2011

Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties include: changes in the price of potash or Trio®; operational difficulties at our facilities that limit production of our products; the ability to hire and retain qualified employees; changes in demand and/or supply for potash or Trio®/langbeinite; changes in our reserves; our ability to successfully execute the projects that are essential to our business strategy, including but not limited to the development of the HB Solar Solution mine as a solution mine and the further development of our langbeinite recovery assets; weather risks affecting net evaporation rates at our solar solution mining operations; changes in the prices of our raw materials, including but not limited to the price of chemicals, natural gas and power; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations, and the enforcement of such regulations; obtaining permitting for applicable federal and state agencies related to the construction and operation of assets; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in use by the oil and gas industry of potash products in drilling operations; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; disruption in credit markets; our ability to secure additional federal and state potash leases to expand our existing mining operations; and governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the U.S. Securities and Exchange Commission. Please refer to those filings for more information on these risk factors. These forward-looking statements speak only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise. Unless the context otherwise requires, when we use ‘‘Intrepid,’’ ‘‘our,’’ ‘‘we’’ or ‘‘us’’ during this presentation, we are referring to Intrepid Potash, Inc. and its consolidated subsidiaries. Cautionary Statements Regarding Forward-Looking Information 2

Intrepid Potash Strategically Located, Potash-Only Company Intrepid has an intense margin focus: Strategic marketing Improve reliability and efficiency Capital investment to increase recoveries and productivity which is designed to lower per ton production cost Innovate production methods 3 Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota HB Solar Solution Mine Developmental Asset Operating Solar Evaporation Solution Mine Operating Conventional Mine Carlsbad Reserve Development Assets ® Intrepid’s production focus combined with potash fundamentals delivers long-term margin opportunity

4 Building Upon Our History of Value Creation Through Innovation February 2004: Acquired Carlsbad facilities from Mississippi Chemical April 2004: Acquired Wendover facility from Reilly Chemical February 2000: Acquired Moab facility from Potash Corp. 2000 2005 2006 2008 2007 2004 2004: Increased Moab production by being first to use horizontal drilling methods 2007-08: Build out of management team to execute growth plan August 2005: Began langbeinite production in Carlsbad Approximately $359 Million Invested Since Inception to Improve and Expand Facilities September 2004: Built deep brine well at Wendover Years added to Mine Life: 120 Years added to Mine Life: 30 Years added to Mine Life: 59 2010 2009 April 2008: Completed Initial Public Offering; NYSE listed: IPI 2008 -09: Completed numerous debottle - necking and recovery expansion projects 2011 2010: Completed installation of compactor in Moab, designed to improve marketing flexibility HB Solar Solution Mine Langbeinite Recovery Improvement Project Carlsbad & Wendover compaction projects

Company Overview The largest U.S. producer of potassium fertilizer Only western world producer created and dedicated solely to potash-related products Supplies ~1.5% of global demand and ~9.4% of U.S. demand 1 of 2 global producers of sulfate of potash magnesia, marketed as Trio® 5 active production facilities Productive capacity of ~870,000 tons of potash and ~200,000 tons of Trio®, with operating rates expected to be at ~90 percent of productive capacity in 2011 Additional development and brownfield productive capacity of both potash and Trio® expected within 2 – 3 years Development projects are designed to increase reliability, recoveries and production and therefore lower Intrepid’s per ton production cost Balance sheet and cash from operations provide flexibility, stability and ability to execute on our capital projects 5

6 Solid Financial Performance Adjusted EBITDA(1) (In millions) Balance Sheet as of December 31, 2010 (1) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non GAAP). Non-GAAP reconciliation available in the appendix to this presentation. Net Income (In millions) Earnings Per Share (Diluted) Cash and Investments $143 million Total Assets $829 million Debt Outstanding $ - Stockholders’ Equity $758 million Availability Under the Credit Line $125 million $14.5 $26.6 $13.3 $27.1 $37.3 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 $12.3 $11.8 $3.7 $11.7 $18.2 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 $0.09 $0.16 $0.05 $0.16 $0.24 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10

Strong agricultural commodity prices are very supportive of farmer economics into 2011 Tight corn and soybeans stocks are supporting crop prices and limiting downside risk to nutrient pricing Expectation of high corn yield in 2011 / 2012 crop year is the minimum necessary to support the current stocks level Crop acreage in the United States is expected to increase to 323 million acres in 2011 from 317 million acres in 2010 through the addition of double cropped and marginal acreage(1) The forecast of previously marginal acreage being farmed in 2011 should require additional application of nutrients Balanced fertilization will be necessary to realize maximum yield expectations Increased fertilization rates and demand for potash is anticipated as farmers seek to maximize yield to capitalize on high commodity prices Product has begun to move into the Southern, United States markets as weather conditions are improving and allowing for fertilizer application Some dealers are attempting to lock in their fertilizer commitments for spring and some into fall 2011 7 Current Potash Market Doane AgServ – Ag Insight Weekly, January 21, 2011

Supply and Demand Dynamics Are Influencing Marketing Decisions New prices announced by Intrepid: For potash effective April 1, May 1, and June 1 For Trio® effective March 1 and April 1 Intrepid has sales for near-term shipment, but has not committed tons further than June Based on current market dynamics Intrepid believes it will exit the season with very little granular-sized inventory Some North American producers have indicated to our customers that they are fully committed on tons through May 8 Intrepid Current Posted Granular Sales Price April 1, 2011 Posted Granular Sales Price May 1, 2011 Posted Granular Sales Price June 1, 2011 Posted Granular Sales Price Potash $485 per ton $500 per ton $515 per ton $530 per ton Trio® $256 per ton $271 per ton - - Intrepid is operating its plants and managing its sales function to fully participate in the current bullish agricultural market

Supply and Demand Fundamentals Lead to the Current Pricing Environment U.S. Mid-West (fob warehouse) $515-560 spot Saskatchewan (fob mine) $505-515 spot E.C.L. America cfr $399-435 spot SE Asia cfr $408-431 spot W. Europe (cfr import) $410 spot India (cfr Indian port) (standard) $336 contract As of Mar. 2011 9 Granular Muriate of Potash (MOP) Mid-West Pricing Mid-West Granular MOP ($/ton) Sources: Green Markets, Fertecon, International Plant Nutrition Institute (IPNI). Example Prices ($ / ton) Dec. 2006: Berezniki 1 mine flood removes 1.3MM tons of KCL 1991: Collapse of Soviet Union 2006: Canpotex concludes pricing negotiations with China 1997: Potacan mine flood removes 0.8MM tons of KCL 1986: Berezniki 3 mine flood removes 1.8MM tons of KCL 2000: Intrepid Acquisition of Moab 2004: Intrepid Acquisition of Carlsbad and Wendover Aug. 2008: Record low potash inventories Jan.2011: BPC and Canpotex agree to six month contracts with China for $363 per ton Feb. 2010: PCS announces $45 price increase to $560 per ton FOB Mid-West warehouse; PCS is sold out through May 0 100 200 300 400 500 600 700 800 900 1985 1987 1989 1991 1993 1995 1997 1999 2001 2003 2005 2007 2009

Potash Is Well Positioned to Gain Greater Share of Nutrient Investment 10 Little indication on the horizon of a major price shock from nitrogen given the relatively flat natural gas strip Nitrogen price and natural gas curve have diverged Sources: Green Markets, Bloomberg Recent Prices as of 3/4/11 NYMEX Futures 0 100 200 300 400 500 600 700 800 Jan-00 Jan-01 Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10 Jan-11 Jan-12 Prices Indexed to January 2000 Midwest Potash ($538/ton) DAP N.O Barge ($554/ton) Urea U.S. Gulf Import ($398/ton) Natural Gas Nearby Future ($3.81/mmbtu) Natural Gas Futures

Few Deposits, Fewer Global Producers 11 2008, ‘09 & ‘10– MM KCL Equivalent Tons (2) (3) (2,5) (2,5) Sources: Public filings and select country data from Fertecon and IFA (1) Mosaic’s fiscal year ends on May 31, data has been adjusted to reflect calendar year (2) PCS has ownership stake. (3) PCS markets Intrepid Potash’s products exclusively outside North America. (4) Compass Minerals produces potassium sulfate (SOP), which does not compete directly with MOP. Compass Minerals’ SOP is produced both directly and by reprocessing MOP purchased from other producers. Estimated reprocessed production is excluded from the figures for Compass Minerals. (5) Estimate for 2010 production. (6) Uralkali and Silvinit have agreed to a merger to take place in May 2011 pending regulatory review and resolution of current litigation (1) (4) Production Share Canpotex BPC 2009 2008 2010 (6) (6) (5) 0 1 2 3 4 5 6 7 8 9 10 11 PCS Mosaic Agrium Belaruskali Uralkali K + S Silvinit ICL China APC Intrepid SQM Vale Compass 1.5% 24.3% 18.8% 21.6% 33.8% Intrepid PCS Affiliates BPC RoW Canpotex

Potash Deliveries Track Population Growth



(000s Tons of Delivery in KCL Equivalent)
Global Midyear Population (in billions)
World
Historical Global Population
Potash Delivery Trendline
World ex. FSU
Collapse of Soviet Union
1981
1984
1987
1990
1993
1996
1999
2002
2005
2008E
2011E

Potash Deliveries 5-Year Forward CAGRS (2008 – 2012)	
China	5.0%
Brazil	5.7%

- **In spite of slower world economy, population growth continues**

Utilizing the 1.1% growth rate, provided by the US Census Bureau, in world population of 6.9 billion people:

- **Each year – 75 million more people or approximately nine more New York Cities**
- **This would require an additional 40 million acres of arable land (1.2x the farmland in Iowa)(1) or**
- **A world yield increase of 1.1% per year, to maintain current rates of arable land**

Sources: Fertecon, US Census Bureau.
(1) State Data Center of Iowa; 2006 estimate.

INTREPID POTASH

12

Fundamentals of Increasing Population Continue to Drive Grain Demand Over the Long-Term 13 Note: Grains include corn, wheat, barley, oats and sorghum. Stock to use ratio is average inventory / consumption for that year; data updated monthly. Sources: United Nations Food and Agriculture Organization (FAO), USDA, Potash & Phosphate Institute (PPI,) International Fertilizer Industry Association (IFA), Fertecon. Futures prices based on closing price of Chicago Board of Trade futures contracts as of 3/4/11; futures prices for December delivery in forecast years. Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) World Grain Production and Stock to Use Ratios Grain Production Stock to Use Ratio 5 Year Average Fall 2011 Futures Soybeans: $9.65 $13.61 Wheat: $5.95 $9.03 Corn: $3.98 $6.09 0.38 0.32 0.29 0.25 0.22 0.21 0.00 0.10 0.20 0.30 0.40 0.50 1970 1980 1990 2000 2010E 2020E 10% 20% 30% 40% 50% 600 800 1, 000 1,200 1,400 1,600 1,800 2,000 1980 1983 1986 1989 1992 1995 1998 2001 2004 2007 2010 E Stocks to Use Ratio Grain Production (Millions of Tons)

United States Potash Consumption 14 Sources : Fertecon, United States Department of Agriculture (USDA). Potash consumption is shown in fertilizer years (July – June). Grains stocks include: Barley, Corn, Oats, Sorghum, Wheat Potash fertilizer consumption has remained relatively constant, with an annual volatility of approximately eight percent, over the past 27 years Corn acres planted in the U.S. were 93.5MM acres in 2007, 86.0MM acres in 2008, 86.4MM acres in 2009 and are estimated to be 88.2MM acres in 2010 1982: Recession leads to lower consumption; Payment In Kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 1998: Russian financial crisis impacts world markets 2001- mid 2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations) 2010: Strong Recovery in US Agricultural Markets 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% - 2,000 4,000 6,000 8,000 10,000 12,000 Grains Stocks to Use Ratio KCL Tons ('000) FERTECON U.S. Potash Consumption and Grains Stocks to Use Ratio KCL Tons Stocks to Use Ratio

Commodity Prices Have Moved Higher 15 Harvest 2011 CBOT Prices Commodity 1 Year Ago 3/4/2011 Dec. ‘11 Corn ($/bu) $4.24 $6.09 Nov. ‘11 Soybeans ($/bu) $9.58 $13.61 Dec. ‘11 Wheat ($/bu) $6.50 $9.03 Dec. ‘11 Cotton ($/lb) $0.78 $1.27 *Nearby futures data as of 3/4/11 Source: Bloomberg 50 100 150 200 250 Agricultural Commodity Price Levels* Indexed to 1/1/10 Corn Soybeans Wheat Cotton

Strong Returns for Farmers 16 - Non-land fixed costs include: labor, opportunity cost of unpaid labor, taxes, insurance, general overhead, and machine and equipment expenses. - Other variable costs include: seed, chemicals, fuel, lube, electricity, repairs, water, interest, custom operations, and drying. - Land costs are shown as the rental rate of land (opportunity cost). - Corn Farm Price is May ‘11 for 2010/11 and Dec. ‘11 for 2011/12 futures price minus $0.30 basis as of 3/4/11 - Potash consumption in shown in fertilizer years (2009/2010 included under 2009). Data is estimated for 2010. Sources: USDA, Fertecon, CME, Intrepid Potash®. Corn Farm Price Potash (5%) Land (23%) Non-Land Fixed Costs (26%) Other Variable Costs (32%) Phosphate (4%) Per Bushel Return Historical Corn Input Costs and Price US Potash Fertilizer Consumption $ per bushel Potash Consumption (KCL tons ‘000) Nitrogen (9%) Largest margin opportunity for farmers in recent history 2010/11 as of 3/4/11 2011/12 Farm Price $6.98 $5.76 Gross Margin $3.49 $2.32 Input Costs Potash $0.18 $0.17 Nitrogen $0.31 $0.30 Phosphate $0.15 $0.14 Other Fertilizer $0.03 $0.04 Other Variable $1.10 $1.08 Non-Land $0.90 $0.87 Land $0.82 $0.84 Total $3.48 $3.44 0 1000 2000 3000 4000 5000 6000 7000 8000 9000 10000 - 1.00 2.00 3.00 4.00 5.00 6.00 7.00 1996/97 1997/98 1998/99 1999/2000 2000/01 2001/02 2002/03 2003/04 2004/05 2005/06 2006/07 2007/08 2008/09 2009/10 2010/11F 2011/12F

Farmers Understand the Agronomic Benefits of Potash Potash application rates were down in 2008 and 2009 A robust 2009 crop coupled with lower application rates meant that soils were being depleted of “banked” nutrients with the solid harvest in 2010 The solid 2010 crop likely resulted in a significant nutrient draw down, particularly for P & K 17 (1) USDA Estimate for 2009/10 Corn yield of 164.7 bu/acre . Solid Crop Yields the Last Three Growing Seasons Resulted in Removal of Nutrients from the Soil (1) 2007 average K 2 O Application: 43.6 lbs/Acre 2007 average K 2 O Removal: 55.8 lbs/acre 2007 average K 2 O Balance: - 12.2 lbs/acre - 20.0 - 10.0 0.0 10.0 20.0 30.0 40.0 50.0 60.0 1985 1990 1995 2000 2005 2010 Lbs of K 2 O Per Acre US K 2 O Balance: 1987 - 2007 Application Removal Balance Source: IPNI Preliminary Nutrient Use Geographic Information System - 2010

Ethanol Has Become a Steady State Demand Driver Ethanol demand has driven growth in corn use over the last decade Other uses have remained relatively flat Ethanol expected to grow to approximately 35% of total corn use Ethanol Production reached record levels in recent months, fueled by a one year extension of tax credits, growing exports, and EPA approval of E15 for cars model year 2001 and newer. 18 *assuming industry average yield of 2.8 gal/bu Ethanol for Fuel CAGR 1999-2010 2010-2020 22.2% 1.8% - 2 , 000 4 , 000 6 , 000 8 , 000 10 , 000 12 , 000 14 , 000 16 , 000 Million Bushels USDA Projected US Corn Utilization Exports Ethanol for fuel FSI except ethanol Feed & residual Source: USDA

Why consider an investment in Intrepid Potash ? Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Margin Focused Decision Making Strategically Located Assets Diversified Markets and Customer Base with Enhanced Product Flexibility Well-Defined, Attractive Organic Growth Opportunities that Lower Per-Ton Costs 19 ®

Strategically Located Assets 20 Average Potash Consumption in Intrepid’s Markets is Greater than 5x of Intrepid’s Average Production Low High Sources: Association of American Plant Food Control Officials (AAPFCO), The Fertilizer Institute (TFI), Intrepid Potash. (1) AAPFCO, Fertecon, USDA. New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Minnesota

Intrepid’s Potash Price Advantage: Strategically Located and Lower Royalties 21 (1) Sources: Green Markets and Fertecon Notes: (1)Total COGS include: Cash operating costs including all royalty, profit and capital taxes. (2) Intrepid Q4 2010 government payments were $14/ton, North American competitor average was $27 per ton (3) Based on Intrepid calculations using publicly available data Intrepid vs. North American Competitors Q4 2010 ($ per potash ton) Intrepid’s Potash Advantage Q4 2010 ($ per potash ton) Intrepid’s potash gross margin advantage has averaged $41 per ton over the last three years Intrepid’s 3.5% net sales royalty rate is significantly lower than royalty and resource tax burden of Intrepid’s principal competitors (1) (2) (3) $0 $100 $200 $300 $400 Average Net Realized Sales Price Total COGS $386 $206 $307 $142 Intrepid N. American Competitors ($64) $79 2005 2006 2007 2008 2009 2010 Intrepid average net realized sales price per ton advantage $29 $43 $39 $88 $151 $61 ($80) ($60) ($40) ($20) $0 $20 $40 $60 $80 Average Net Realized Sales Price Total COGS Gross Margin $79 ($64) $15

Diversified Markets and Customer Base with Increased Flexibility in Product Mix

Intrepid Potash® Sales for 2010


Industrial
Agricultural
Includes:
Barley
Corn
Cotton
Hay
Nuts
Rice
Soybeans
Vegetables
Wheat
Animal Feed

	FY 2008	FY 2009	FY 2010
Agricultural	62%	69%	82%
Industrial	30%	18%	11%
Animal Feed	8%	13%	7%

- Intrepid sells potash into three different markets: Agricultural, Industrial and Animal Feed
  - Agricultural represented ~80% of Intrepid sales compared to an industry average of 92%[(1)]
- Agricultural primarily consumes granular potash and Trio®, while industrial and animal feed primarily consume standard potash
  - Standard potash costs less to produce
  - Marketing flexibility is an important attribute
- Industrial is primarily deliveries of standard potash to distributors to oil and gas drillers
  - Baker Hughes U.S. Rotary Rig Count has shown strong recovery over the last 18 months
  - Industrial customers rely on spot market sales and just-in-time delivery
  - Continuing education of the efficacy of KCl in drilling fluid systems

(1) Source: Fertecon.

INTREPID POTASH®

22

Intrepid’s Focus is to Reduce Costs and Increase Production Flexibility New Mexico – 2010 Increased mining and hoisting capacity at the West Mine Commissioning of the underground stacker / reclaim system at the West mine Expansion of distributed control systems Addition of a new mining panel at both the West and East mines Construction of replacement product storage facilities at the East facility Utah – 2010 Addition of a new brine heater in Moab, Utah New compactor placed into service in Moab, Utah Langbeinite Recovery Improvement Project Carlsbad & Wendover Compaction Projects HB Solar Solution Mine Addition of new mine panels at both East and West Mines 23 Intrepid has re-invested $359 million into its assets since 2000 Continual drive towards increasing production rates from existing assets Current and future major capital project focus

Continuous Improvement and Development of Assets is Key to Intrepid’s Competitiveness and Strategy 24 Productivity enhancement at the West Mine is notable Tons hoisted from 2004 – 2009 have averaged 2.4 million tons per year since Intrepid purchased the assets Through successful execution of capital projects, and associated increased recoveries, hoisting rates are forecast to increase by over 20 percent Mine development work sets the stage for future production Continually evaluating Intrepid’s near-term mine plan to address on-going need to develop mining areas ahead of operations Presently in a period of more intense development work focusing on future access to ore This important development work will have an impact on current ore grades The increased mining and hoisting of tons from the West Mine is key to offsetting lower ore grades that result during our important higher intensity development periods, resulting in the ability to maintain historical production volumes

Well-Defined Attractive Growth Opportunities to Increase Production and Lower Per Ton Costs

- 2011 Capex budget of $140 to $165 million
  - $40 to $45 million estimated as sustaining and improvement capital
  - $100 to $120 million estimated as opportunity projects

Major Capital Projects	Facility	Key Expected Benefits	Estimated Capex Range for Future Projects (1)	Estimated in service date
Potash Debottlenecking and Expansion Projects at Existing Facilities				
Wendover Compaction Project	Wendover	• Ability to granulate 100 percent of production • Provides flexibility to respond to differing market demands	~$15MM	2011
Distributed Control System	Carlsbad East & West	• Enhance both surface and underground operational performance of facilities • Enhance underground safety at facilities	~$8MM	2011
Additional Mine Panels	Carlsbad East & West	• Increase underground ore recovery • Increase production	~$15MM	2011
Carlsbad Compaction Project	Carlsbad, North	• Ability to granulate 100 percent of production from West Mine • Provides flexibility to respond to differing market demands	~$26MM	2012
Significant Future Recovery & Productivity Projects				
Langbeinite Recovery Improvement Project	Carlsbad East	• Step change in langbeinite recoveries • Reduced water consumption • Lower East Mine per ton cost structure • Added flexibility to product mix	$85-$90MM	2011
HB Solar Solution Mine	Carlsbad HB	• Convert inactive mine to low-cost solution mine • Utilize solar evaporation to create low cost tons • Expected annual production of 150,000 – 200,000 tons • EIS process completed first quarter 2012	$120-$130MM	2013

(1) All dollar amounts for future capital spending are estimates that are subject to change as projects are further developed, modified, deferred, or canceled.

INTREPID POTASH
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 Compactor unit installed and in service at end of 2010 Total capital investment of approximately $11 million Ability to granulate greater than 100 percent of annual production from Moab facility, an increase from the current 40 percent capacity Project allows flexibility in production between granular and standard to meet market demand 26 Moab Compaction Project Expected Project Benefits: Improve initial compaction efficiency Eliminate need for additional product handling Enhance flexibility to product mix IRR expectations of greater than 20 percent Ability to compact excess Wendover standard product

Intrepid believes the market recognizes the combined value of the nutrients in Trio®, potassium, magnesium and sulfur, and, as a result, Intrepid expects the pricing opportunity in the premium market to strengthen Growing the Langbeinite Business Presents a Key Opportunity for Intrepid Intrepid made the initial investment to recover langbeinite from the East Mine through what was effectively a pilot project in 2005 Intrepid’s commencement of the Langbeinite Recovery Improvement Project in 2010 is the next step in the development of its langbeinite business Optionality to add on to the project to further increase productivity in the future Intrepid has two full-time employees, including a PhD agronomist, tasked with further developing the langbeinite market domestically and internationally Demand for granular Trio® continues to grow Intrepid has over 50 years of remaining langbeinite reserves 27 Intrepid’s Commitment to its Customers is Key

Langbeinite Recovery Improvement Project Expected to increase Trio® recoveries from the current design of 30-35 percent to approximately 50 percent, thereby reducing cash costs per ton Expected to reduce process water consumption Allows for production flexibility through the ability to granulate 100 percent of standard Trio® production Utilizes elements of Intrepid’s existing production assets Ability to increase production capacity in the future by adding flotation circuit to increase recoveries an estimated 70 percent, with incremental investment Total project investment of approximately $85mm - $90mm ~$17mm was invested in 2010 Attractive IRR of 25 percent at today's Trio® pricing 28 Project Benefits & Opportunities Project Economics

$120 - $130 mm total estimated capital investment results in $700 per ton capex to reopen an existing mine compared to an estimated average cost of $1,400 per ton for greenfield projects HB Solar Solution Mine expected to be among the lower-cost potash mines in North America Same proven solar evaporation and solution mining technology as used in Moab Will share infrastructure with existing Carlsbad operations Production cost per ton estimated to be $65 to $75 per ton(1) Estimated annual production – 150,000-200,000 tons Filed permit application in March 2008; Proposed Mine plan submitted to the BLM in May 2008; BLM requested Environmental Impact Statement (EIS) in January 2009 First production will result approximately 18 months after construction begins with ramp up to full production expected in the succeeding year, reflecting the benefit of a complete annual evaporation cycle applied to filled evaporation ponds Total area available to be flooded: 1.3x size of Manhattan 29 HB Solar Solution Mine: Incremental Low-Cost Tons Potash Pillar (1) Based on third-party feasibility study.

HB Solar Solution Mine: Project Timeline & EIS Process 30 We are well into the EIS process with the BLM Anticipate completing EIS review process and receiving the Record of Decision in the first quarter of 2012, reflecting updated timeline from BLM BLM is completing preparation of the draft EIS Received ground water discharge permit for the mine from the New Mexico Environment Department in July of 2010 In the process of obtaining the New Mexico Environment Department air permit for the project HB Solar Solution Mine Project Update

31 Final Thoughts Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Margin Focused Decision Making Strategically Located Assets Diversified Markets and Customer Base with Enhanced Product Flexibility Well-Defined, Attractive Organic Growth Opportunities that Lower Per-Ton Costs

Appendix ®

33 Conversion Rates 1 metric tonne = 1.102 short tons 1 product ton of potash (KCL or KCL Equivalent) = 61% K20 1 product ton of langbeinite = 22% K20 1 product ton of SOP = 50% K20

Non-GAAP Reconciliation

- Adjusted Earnings before income taxes, interest, depreciation and amortization ("EBITDA") is computed as net income adjusted for the add back of income tax expense, interest expense including derivatives, depreciation, depletion, amortization, asset retirement obligation liability accretion, write-off of term loan bank fee and impairment. This non-GAAP measure is presented since management believes that it provides useful additional information to investors for analysis of Intrepid's ability to internally generate funds for capital investment. In addition, EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions. EBITDA should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since EBITDA excludes some, but not all items that affect net income and net cash provided by operating activities and may vary among companies, the EBITDA amounts presented may not be comparable to similarly titled measures of other companies.

Calculation of Adjusted EBITDA

	2009				2010			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net Income	$24,681	$14,436	$9,520	$6,705	$11,846	$3,602	$11,659	$18,178
Add: Income tax expense	15,196	13,023	6,392	2,294	7,661	2,490	8,187	11,420
Add: Interest Expense, including realized and unrealized derivative gains and/losses	203	(251)	639	2,147	555	478	430	51
Add: Depreciation, depletion, amortization and accretion	3,492	4,256	4,270	5,310	6,539	6,687	6,60	7629
Total Adjustments	18,891	17,028	11,301	11,301	14,755	9,655	15,477	19,100
Adjusted Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization	$43,572	$31,646	$20,821	$14,523	$26,601	$13,257	$27,136	$37,278

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34

Non-GAAP Reconciliation

- Adjusted net income is calculated as net income adjusted for significant non-cash and unusual items. Examples of non-cash and unusual charges include insurance settlements from property and business losses, non-cash gains or losses associated with unrealized derivative adjustments, our abnormal production adjustment, and the write-off of costs associated with the delay in permitting for the HB Mine associated with contractor mobilization and demobilization. The non-GAAP measure of adjusted net income is presented because management believes it provides useful additional information to investors for analysis of Intrepid's fundamental business on a recurring normal basis. In addition, management believes that the concept of adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

  Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income excludes some, but not all items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.

Calculation of Adjusted Net Income

	2009				2010			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net Income	$24,681	$14,436	$9,520	$6,705	$11,846	$3,602	$11,659	$18,178
Adjustments								
Insurance settlements from property and business losses	14	2	(5)	(1)	-	-	-	
Unrealized derivative (gain) loss	(369)	(846)	405	(631)	(89)	(28)	(56)	(447)
Cost associated with abnormal production	1,195	5,179	5,784	9,366	470	-	470	-
Write-off mobilization costs associated with the delay of the HB Mine	-	586	-	-	-	-	-	-
Other	-	-	-	440	269	271	127	-
Calculated tax effect (1)	(320)	(1,875)	(2,356)	3,495	(255)	(96)	(28)	177
Total Adjustments	520	3,046	3,828	5,679	395	147	43	(270)
Adjusted Net Income	$25,201	$17,482	$13,384	$12,384	$12,241	$3,749	$11,702	$17,908

(1) Estimated effective tax rate of 39.6 percent for 2010 and 40.0 percent for 2009

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36 Selected Financial Data Adjusted Net Income (1) (In millions) Adjusted EBITDA (1) (In millions, except gross margin percentage) Net Sales (In millions) Earnings Per Share (Diluted) (1) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non GAAP). Non-GAAP reconciliation available in the appendix to this presentation. $43.6 $31.5 $20.8 $14.5 $26.6 $13.3 $27.1 $37.3 49% 43% 31% 20% 25% 21% 30% 39% Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 $25.2 $17.4 $13.3 $12.3 $11.8 $3.7 $11.7 $17.9 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 $88.9 $73.4 $66.4 $73.1 $107.4 $64.3 $91.5 $96.2 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 $0.33 $0.19 $0.13 $0.09 $0.16 $0.05 $0.16 $0.24 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10

37 Historical Quarterly Production and Sales Summary 2008 2009 2010 Quarter ended September 30, December 31, March 31, June 30, September 30, December 31, March 31, June 30, September 30, December 31, Production Volume (In thousands of short tons) Potash 200 201 137 131 112 124 172 165 166 150 Trio® 50 34 42 45 60 45 57 39 32 25 Sales Volume (In thousands of short tons) Potash 204 94 99 80 111 150 243 129 221 224 Trio® 50 17 38 45 40 25 70 63 45 31

38 Estimated Long-Life Reserves (1) Product / Operations Date Mine Opened Current Extraction Method Minimum Remaining Life (years) Muriate of Potash Solar Moab 1965 Solution 125 Wendover 1932 Shallow Brine 30 HB Solar Solution Mine(2) N/A Solution 28 Conventional Carlsbad West 1931 Underground 158 Carlsbad East 1965 Underground 58 Sulfate of Potash Magnesia (Langbeinite) Carlsbad East 1965 Underground 65 (1) The determination of estimated reserves has been prepared by Intrepid and is based on an independent review and analysis of our mine plans, geologic, financial and other data by Agapito Associates, Inc. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for more information. (2) The Carlsbad HB Solar Solution Mine reserves are based on the planned flooding of 4,400 of the 21,600 acres of the old mine workings and recovery of potash from the residual pillars only with the brine extracted using submersible pumps. Debottlenecking capacity brings efficiencies and lowers per ton costs

39 Intrepid Production Volume History & Outlook Tons (000’s) Intrepid’s Potassium Production Volume Growth Estimated Productive Capacity at Full Operating Rates(1) Historical ® ® Productive capacity is affected by operating rates, recoveries, mining rates and the amount of development work that Intrepid performs and, therefore, actual production rates for mining companies tend to be lower than estimated total productive capacity. 0 200 400 600 800 1,000 1,200 1,400 1,600 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Potash Production Trio Production Current Estimated Potash Productive Capacity Current Estimated Trio Productive Capacity LRIP Production HB Production

Intrepid Average Net Realized Sales Price Advantage 40 Source: Based on Intrepid calculations using publicly available data 2010 Net Realized Sales Prices Q1 Q2 Q3 Q4 Intrepid $354 $376 $343 $363 Mosaic $323 $305 $300 $300 Agrium $307 $322 $297 $327 Potash Corp. $291 $280 $277 $293 $ 0 $ 20 $ 40 $ 60 $ 80 $ 100 $ 120 $ 140 $ 160 $ 0 $ 100 $ 200 $ 300 $ 400 $ 500 $ 600 2004 2005 2006 2007 2008 2009 2010 Intrepid's Average Net Realized Sales Price Per Ton Advantage Intrepid Agrium Mosaic Potash Corp Producer Realized Potash Sales Prices Producer Average Net Realized Potash Sales Price Per Ton ($/ton) Intrepid's Average Net Realized Sales Price Per Ton Advantage ($/ton) Intrepid's Average Net Realized Sales Price Advantage ( 2004 - 2010 ) : 25%

41 Potash Salt Nitrogen Complementary Business Agrium Potash Phosphates The Only Western World Potash Pure-Play K+S Potash Potash Phosphates Nitrogen Potash Corp Mosaic Uralkali Potash Intrepid Comparables Revenue by Product - North America Comparables Revenue by Product - International ICL Potash Fertilizer & Phosphates Chemicals & Others Advanced Technologies Nitrogen Phosphates Retail Potash Sources: Intrepid Potash®, company websites and publicly available 2009 & 2010 company financial statements. Complementary Business Other

Why Potash Only?

Market Structure for Key Fertilizer Nutrients

	Potash	Nitrogen	Phosphate (5)
Producing Countries	12	~60	~40
Key Inputs	■ Potash ore	■ Natural gas	■ Phosphate rock ■ Sulfuric acid ■ Ammonia
% of Overall Fertilizer Market (1)	17%	59%	24%
Market Share of Top 5 Producers(2)	64%	13% Ammonia 39% Urea	41% Phosphoric Acid 49% Phosphate Rock
% of Production Government Controlled(1)	19%	51%	50%
Industry Nameplate Operating Rate (2)	85% Potash (93% Productive Capacity)(3)	86% Ammonia 89% Urea	81% Phosphoric Acid 82% Phosphate Rock
Time for Greenfield	Minimum 7 years	3 years	3 – 4 years
Logistics for Greenfield	Most Difficult	Least Difficult	More Difficult
Estimated Cost for Greenfield (1,4)	$3.4-$4.9Bn for 2.2MM Tons	$1.4Bn for 1.0MM Tons	$1.5Bn for 1.0MM Tons

(1) Potash Corp.
(2) Potash percentage represents 2007, nitrogen and phosphate percentages represent 2005 figures from Integer Research Ltd.
(3) Estimated by Intrepid Potash based on publicly available historic production data. Operating capacity rates for nitrogen and phosphate expressed as percentage of nameplate capacity. Productive capacity for potash estimated based on publicly available historic production data.
(4) Includes infrastructure outside the plant gates (e.g. rail, road networks, utility systems).
(5) Includes all types of phosphate fertilizer production.

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Global Industry Susceptible to Production Interruptions & Supply "Shocks"

Mine Closures Due to Water Inflows


St. Paul mine(Congo)
(0.8MM tons KCL / yr)
Berezniki 3 mine
(1.8MM tons KCL / yr)
PCA (Patience Lake)
(0.8MM tons KCL / yr)
Potacan mine
(0.8MM tons KCL / yr)
Berezniki I
(1.3MM tons KCL / yr)
1976
1980
1984
1988
1992
1996
2000
2004
2011

Mines with Water Inflows
- K2 Mine Esterhazy
- Penobsquis Mine, Sussex

Due to geology, in the 70 plus years of potash mining in the Carlsbad area, there has never been a mine lost to flooding or a water incursion

Mine Closures Due to Depletion

Depleted Conventional Mines

- Theodore, Amelie, Marie Louis mines in France
- Pasquasi and San Cataldo mines in Italy
- Salzdetfurth, Friedrichshall, Bergmannssegen-Hugo, Siegfried-Giesen, and Niedersachen-Riedel German mines
- Trona, California
- Several West German / East German mines
- Horizon-Amax, Wills-Weaver, Saunders in Carlsbad

Mines Currently With Less than 15 Years Reserve Life

- Hersey, United States - Mosaic
- Boulby, England – ICL
- Soligorsk I, Belarussia - Belaruskali
- Taquari, Brazil – Vale

sources: Fertecon, Intrepid Potash®, and public filings

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44 Carlsbad Potash Area

45 Potash Production and North American Inventory Levels N. American Inventory (000s Tons KCL Equivalent) Sources: IPNI, Fertecon, Intrepid Potash®. Potash Production (000s Tons KCL Equivalent) (1) Global Production North American Production 5,000 15,000 25,000 35,000 45,000 55,000 65,000 75,000 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

Nutrient removal of various crops 46 N P2O5 KCl Eq. *Based on 2009 world yield for Oil Palm and 2009 US Yields for all others Sources: UN Food and Agriculture Organization (FAO), International Plant Nutrition Institute, International Potash Institute, USDA lb/acre* Corn (grain) Cotton (lint) Rice Soybeans Sugarcane Tobacco Wheat Potatoes Oil Palm Coffee N 115.3 49.7 89.8 167.2 69.3 100.0 58.5 144.5 35.2 34.0 P2O5 62.6 21.8 47.2 37.0 43.3 10.0 27.0 61.9 70.4 3.4 KCl eq. 73.5 48.8 41.7 94.5 200.4 180.6 25.3 382.2 76.8 58.9 Yield(tons/ac)* 4.61 0.39 3.54 1.32 34.64 1.16 1.35 20.65 6.28 0.64 - 50 100 150 200 250 300 350 400 450 Nutrient Removal (Lbs/Acre*)

Removal of KCl by Selected Crops: Steady in the United States - Growing Significantly Worldwide 47 Sources: International Plant Nutrition Institute, UN Food and Agriculture Organization, USDA USA Removal of KCl Equivalent by Various Crops ROW Removal of KCl Equivalent by Various Crops 7,261 8,466 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 Thousand Short Tons Rice, paddy Sugar cane Sugar beet Wheat Seed cotton Soybeans Corn 25,291 32,904 - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 Thousand Short Tons Oil palm fruit Rice, paddy Sugar cane Sugar beet Wheat Seed cotton Soybeans Corn

United States Harvested Crop Acreage 48 Sources: UN Food and Agriculture Organization, USDA 72.4 68.8 69.3 70.9 73.6 75.1 70.6 86.5 78.6 79.6 81.3 72.4 73.0 72.5 72.5 74.0 71.3 74.6 64.1 74.7 76.4 76.8 53.1 48.5 45.8 53.1 50.0 50.1 46.8 51.0 55.7 49.9 53.6 23.1 23.8 23.1 23.6 21.7 22.4 21.4 21.7 21.7 21.3 20.7 13.1 13.8 12.4 12.0 13.1 13.8 12.7 10.5 7.6 7.7 10.8 0 50 100 150 200 250 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010F Million Acres Sugar cane Sugar beet Rice, paddy Seed cotton Alfalfa Wheat Soybeans Corn

World Arable Land Decreasing 49 Source: UN Food and Agriculture Organization USA Total Area Harvested ROW Total Area Harvested - 100 200 300 400 500 600 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Million Acres Unharvested Arable Land Legumes, Roots, Tubers & Tree Nuts Fruits and Vegetables Fiber Crops Oil Crops Forage Crops Cereals - 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Million Acres Unharvested Arable Land Other Fiber Crops Fruits and Vegetables Legumes, Roots, Tubers & Tree Nuts Forage Crops Oil Crops Cereals

50 To Reach Recommended Application Levels, Brazil, India and China Must Increase Demand China Brazil India sources: IPNI, Potash Corp. (MM Tons KCL) Goal to attain self-sufficiency of food supply History of under-application of potash Need to increase yields Increasing land use for agricultural purposes ~15MM ~7MM ~5MM 0 5 10 15 20 25 30 35 Current Potential 0 2 4 6 8 10 12 Current Potential 0 2 4 6 8 10 12 Current Potential

51 Fertilizer Use Below Recommended Rates Source: Morgan Stanley, Agricultural Products Research, September 4, 2008. 146% Shortfall 86% Shortfall 288% Shortfall Global Application Rates (lb/acre) 60 112 24 59 17 66 0 20 40 60 80 100 120 Nitrogen Phosphate Potash Current Average Application Rate Scientifically Recommended Rate

52 Yield Response at Varying Soil Test Levels Average Yield Response to Potash Fertilization - No data for medium alfalfa yields. Response shown is an average of low and high yield responses. - Avg. relative yield assumes all other factors are non-limiting, yields approach 100% after fertilization, application rates are optimum, and crop response reflects a similar response estimated from many sites and years . Assumes 165 bu/acre yield for corn . Source: IPNI. Average Yield Response to Potash Yield (Bu/Acre) Yields improve as nutrients become available Solid 09/10 yields will remove nutrients from the soil Estimated that 38% of fields are in the low or medium categories 0 20 40 60 80 100 120 140 160 180 0% 5% 10% 15% 20% 25% 30% 35% 40% Very High High Medium Very Low/Low Soil Test Level Corn/Soybeans Alfalfa Corn Yield (Bu/Acre)

Return on Potash Investment for Corn & Soybeans

Return on Potash Investment

Corn % of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	82.51	$ 373.29	$ 32.80	$ 340.49	$ 11.38
23%	81-130	Medium	13%	41.26	$ 138.65	$ 16.40	$ 122.25	$ 8.45
15%	131-160	High	2%	20.63	$ 21.33	$ 8.20	$ 13.13	$ 2.60
47%	161+	Very High	0%	0.00	-	-	-	-

Soybeans % of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	121.80	$ 210.56	$ 48.42	$ 162.14	$ 4.35
23%	81-130	Medium	13%	60.90	$ 78.21	$ 24.21	$ 54.00	$ 3.23
15%	131-160	High	2%	30.45	$ 12.03	$ 12.11	$ (0.07)	$ 0.99
47%	161+	Very High	0%	0.00	-	-	-	-

Input Costs for Corn ($/bu)

	2010/11	
Revenue	$6.98	
Gross Margin	$3.49	
Input Costs		**% of Total Costs**
Potash	$0.18	5%
Total Fertilizer	$0.67	19%
Other Variable	$1.10	32%
Non-Land	$0.90	26%
Land	$0.82	23%
Total	$3.48	

Input Costs for Corn ($/acre)

	2010/11	
Revenue	$ 1,065.93	
Gross Margin	$ 604.53	
Input Costs		**% of Total Costs**
Potash	$ 27.09	6%
Total Fertilizer	$ 31.14	7%
Other Variable	$ 168.53	37%
Non-Land	$ 137.15	30%
Land	$ 124.58	27%
Total	$ 461.40	

ROI assumes 152.8 bu/acre and $6.98/bu for corn, 43.9 bu/acre yield and $13.83 for soybeans, $485/ton KCL (crop prices based on May 2011 futures minus $0.30 basis as of 3/4/11)

Input costs for corn use USDA estimate of 152.8 bu/acre for corn.

Sources: USDA, IPNI, CME, & Intrepid Potash®.

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